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                                                             EXHIBIT NO. 99.1(e)

                            MFS/SUN LIFE SERIES TRUST

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                                  REDESIGNATION
                                    OF SERIES

         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated December 29, 1997, as amended (the "Declaration"), of MFS/Sun Life Series Trust, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

         1. The series designated as MFS/Foreign & Colonial Emerging Markets Equity Series shall be redesignated as Emerging Markets Equity Series.

         Pursuant to Section 6.9(h) of the Declaration, this instrument shall be effective upon the execution by a majority of the Trustees of the Trust.

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IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 1st day of December, 1999.

SAMUEL ADAMS
----------------------                           -----------------------
Samuel Adams                                     Garth Marston
23 University Lane                               90 Beacon Street
Manchester, MA  01944                            Boston, MA  02108

J. KERMIT BIRCHEIELD
----------------------                           -----------------------
J. Kermit Birchfield                             John D. McNeil
33 Way Road                                      10 McKenzie Avenue
Gloucester, MA  01930                            Toronto, Ontario
                                                 Canada  M4W 1J9

WILLIAM R. GUTOW                                 DERWYN F. PHILLIPS
----------------------                           -----------------------
William R. Gutow                                 Derwyn F. Phillips
3 Rue Dulac                                      22 Cliff Street
Dallas, TX  75230                                Marblehead, MA  01945

DAVID D. HORN
----------------------
David D. Horn
Strong Road
New Vineyard, ME  04956